                                            June 29, 2006

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

        Re:    Residential Accredit Loans, Inc.
               Mortgage Asset-Backed Pass-Through Certificates, Series 2006-QS6

Ladies and Gentlemen:

        We have advised  Residential  Accredit Loans, Inc. (the  "Registrant") with respect to certain  federal  income  tax  aspects  of the  issuance  by the  Registrant  of the  Mortgage
Asset-Backed   Pass-Through   Certificates,   Series   2006-QS6  (the   "Certificates").   The
Certificates will be issued pursuant to a Series  Supplement,  dated as of June 1, 2006 to the
Standard Terms of Pooling and Servicing Agreement,  dated as of March 1, 2006, (together,  the
"Pooling and Servicing  Agreement") as more  particularly  described in the  prospectus  dated
March 3, 2006 (the "Base  Prospectus")  and the  prospectus  supplement  dated June 27,  2006,
(the  "Prospectus  Supplement"  and  together  with the  Base  Prospectus,  the  "Prospectus")
relating to such series,  each forming a part of the Registration  Statement on Form S-3 (File
No.  333-131213) as filed by the Registrant with the Securities and Exchange  Commission under the  Securities  Act of 1933,  as amended  (the  "Act"),  on January 23,  2006,  and  declared effective  on March 3,  2006 (the  "Registration  Statement").  Such  advice  conforms  to the description of selected federal income tax  consequences to holders of the  Certificates  that appears under the heading  "Material  Federal Income Tax  Consequences" in the Base Prospectus
and  "Material   Federal  Income  Tax  Consequences"  in  the  Prospectus   Supplement.   Such
description  does not  purport  to  discuss  all  possible  income  tax  ramifications  of the proposed  issuance,  but with respect to those tax  consequences  which are discussed,  in our opinion the  description  is  accurate in all  material  respects,  and we hereby  confirm and adopt as our opinion the opinions set forth therein.

        We hereby  consent  to the filing of this  opinion  as an exhibit to the  Registration
Statement  and to the  use  of  our  name  wherever  appearing  in  the  Prospectus  contained therein.  In giving  such  consent,  we do not  consider  that we are  "experts,"  within  the meaning of the term as used in

Residential Accredit Loans, Inc.
June 29, 2006

the Act or the rules and  regulations of the  Commission  issued  thereunder,  with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                            Very truly yours,

                                            /s/ ORRICK HERRINGTON & SUTCLIFFE LLP

                                            ORRICK, HERRINGTON & SUTCLIFFE LLP